Exhibit 99.2
FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
Athersys, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In Thousands)

	December 31	March 31
	2006	2007

Assets
Current assets:
Cash and cash equivalents	$1,528	$3,311
Accounts receivable	872	295
Prepaid expenses and other	361	450

Total current assets	2,761	4,056

Notes receivable from related parties	562	562
Equipment, net	509	430
Accounts receivable, net	117	121
Equity investment and other assets	317	317

Total assets	$4,266	$5,486

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$898	$903
Accrued compensation and related benefits	423	263
Accrued expenses and other	1,214	966
Current portion of long-term debt	3,332	2,980

Total current liabilities	5,867	5,112

Long-term debt	1,800	1,018
Convertible promissory notes, net	7,510	12,770
Accrued interest	214	388
Accrued dividends	8,882	9,257

Stockholders’ equity:
Convertible preferred stock, at stated value	68,301	68,301
Common stock	83	83
Additional paid-in capital	53,412	53,080
Treasury stock, at cost	(250)	(250)
Accumulated deficit	(141,553)	(144,273)

Total stockholders’ equity (deficit)	(20,007)	(23,059)

Total liabilities and stockholders’ equity (deficit)	$4,266	$5,486

See accompanying notes.

Athersys, Inc.
Unaudited Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)

	Three Months ended March 31,
	2006	2007

Revenues
License fees	$220	$310
Grant revenue	409	569

Total revenues	629	879

Costs and expenses
Research and development	2,584	2,365
General and administrative	688	608
Depreciation	155	80

Total costs and expenses	3,427	3,053

Loss from operations	(2,798)	(2,174)
Other income	94	—
Equity in earnings of unconsolidated affiliate	117	—
Interest income	29	47
Interest expense	(235)	(333)
Accretion of premium on convertible debt	—	(260)

Loss before cumulative effect of change in accounting principle	(2,793)	(2,720)
Cumulative effect of change in accounting principle	306	—

Net loss	$(2,487)	$(2,720)

Comprehensive loss	$(2,476)	$(2,720)

Basic and diluted net loss per common share:
Net loss before cumulative effect of change in accounting principle	$(0.34)	$(0.33)
Cumulative effect of change in accounting principle	0.04	—

Net loss	$(0.30)	$(0.33)

Weighted average shares outstanding, basic and diluted	8,127	8,197

See accompanying notes.

Athersys, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In Thousands)

	Three Months ended
	March 31,
	2006	2007

Operating activities
Net loss	$(2,487)	$(2,720)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	155	80
Equity in earnings of unconsolidated affiliate	(117)	—
Accretion of premium on convertible debt	—	260
Compensation – common stock options	132	44
Income from cumulative effect of change in accounting principle	(306)	—
Amortization of premium on available for sale securities and other	20	—
Changes in operating assets and liabilities:
Accounts receivable	392	572
Prepaid expenses and other assets	173	(86)
Accounts payable and accrued expenses	88	(229)

Net cash used in operating activities	(1,950)	(2,079)

Investing activities
Maturities of available for sale securities	2,000	—
Purchases of equipment	(4)	(3)

Net cash provided by (used in) investing activities	1,996	(3)

Financing activities
Principal payments on debt	(602)	(1,134)
Proceeds from convertible promissory note	—	5,000
Proceeds from issuance of common stock, net	6	—

Net cash (used in) provided by financing activities	(596)	3,865

(Decrease) increase in cash and cash equivalents	(550)	1,783
Cash and cash equivalents at beginning of the period	1,080	1,528

Cash and cash equivalents at end of the period	$530	$3,311

See accompanying notes.

Athersys, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
A. Background and Accounting Policies
Background
Athersys, Inc. (Athersys or the Company) is a biopharmaceutical company engaged in the development and commercialization of therapeutic products in one business segment. Operations consist primarily of research and product development activities. Prior to 2005, the Company had been considered in the development stage.
The accompanying unaudited condensed consolidated financial statements have been prepared on the basis that the Company will continue as a going concern. Since inception, the Company has incurred annual losses and negative cash flows from operations and has an accumulated deficit at March 31, 2007. The Company expects to incur additional operating losses over the next several years. The Company has limited liquidity and capital resources and must obtain significant additional capital resources in order to sustain its product development efforts, including preclinical and clinical testing of anticipated products, pursuit of regulatory approval, and establishment of production capabilities, and meet other working capital requirements. The Company relies on proceeds from equity and debt offerings, proceeds from the transfer or sale of intellectual property rights, grant proceeds, and funding from collaborative arrangements to fund its operations. The Company is currently pursuing multiple potential collaborative and fundraising opportunities. If the Company exhausts its liquid assets and is unable to obtain adequate funding, it may be unable to continue operations and meet contractual obligations. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in this Securities and Exchange Commission (“SEC”) filing. The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and Article 10 of Regulation S-X. Accordingly, since they are interim statements, the accompanying financial statements do not include all of the information and notes required by GAAP for complete financial statements. The accompanying financial statements reflect all adjustments, consisting of normal recurring adjustments, that are, in the opinion of management, necessary for a fair presentation of financial position and results of operations for the interim periods presented. Interim results are not necessarily indicative of results for a full year.
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Stock-Based Compensation
In December 2004, FASB Statement No. 123(R), Share-Based Payments, was issued as a revision to FASB Statement No. 123, Accounting for Stock Options. The new statement was required to be adopted by the Company in January 2006. Prior to January 1, 2006, the Company elected to account for its stock-based compensation in accordance with the intrinsic value method as described in the provisions of

Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, as permitted by Statement of Financial Accounting Standards SFAS No. 123. As such, compensation was recorded in 2004 and 2005 on the date of issuance or grant as the excess of the current estimated market value of the underlying stock over the purchase or exercise price of the stock option. Any unearned compensation was recognized over the respective vesting periods of the equity instruments, if any, using the graded vesting method as prescribed by Financial Accounting Standards Board Interpretation No. 28.
Effective January 1, 2006, the Company adopted the fair value recognition provisions of FASB Statement No. 123(R), Share-Based Payment, using the modified-prospective-transition method. Under that transition method, compensation cost recognized in 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of Statement 123, and (b) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of Statement 123(R). For some of the awards granted prior to the adoption of SFAS 123R, the Company recognized compensation expense on the accelerated method. For awards granted subsequent to adoption of SFAS 123R, the Company will recognize expense on the straight line method.
SFAS No. 123R requires the Company to estimate forfeitures in calculating the expense relating to share-based compensation, while previously the Company was permitted to recognize forfeitures as an expense reduction upon occurrence. The adjustment to apply estimated forfeitures to previously recognized share-based compensation was accounted for as a cumulative effect of a change in accounting principle at January 1, 2006 and reduced net loss by $305,587 for the three month period ended March 31, 2006.
New Pronouncements
In July 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48), which is applicable for fiscal years beginning after December 15, 2006. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position reported or expected to be reported on a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company adopted the provisions of FIN 48 on January 1, 2007. Upon adoption of FIN 48 and through March 31, 2007, the Company determined that it had no liability for uncertain income taxes as prescribed by FIN 48. It is the Company’s policy to recognize potential accrued interest and penalties related to the liability for uncertain tax benefits, if applicable, in income tax expense. Net operating loss and credit carryforwards since inception remain open to examination by taxing authorities, and will for a period post utilization. No events are anticipated during 2007 that would require the Company to record a liability related to any uncertain income taxes.
Net Loss per Share
Basic and diluted net loss per share attributable to common stock holders are presented in conformity with SFAS No. 128, “Earnings per Share,” for all periods presented. In accordance with SFAS No. 128, basic and diluted net loss per share has been computed using the weighted-average number of common stock outstanding during the period.
The Company has outstanding certain options, warrants, convertible debt and convertible preferred stock, which have not been used in the calculation of diluted net loss per share because, to do so would be anti-dilutive. As such, the numerator and the denominator used in computing both basic and diluted net loss per share attributable to common stock holders are equal.

B. Long-Term Debt
A summary of the Company’s long-term debt outstanding is as follows (in thousands):

	December 31,	March 31,
	2006	2007

Notes payable to lenders	$5,132	$3,998
Less – current portion	3,332	2,980

	$1,800	$1,018

In November 2004, the Company entered into a $7,500,000 note payable to lenders, the proceeds of which are unrestricted and used for general corporate purposes. The notes are payable in 30 monthly payments after the initial interest-only period that expired December 1, 2005, with a fixed interest rate of 13% and a maturity date of June 1, 2008.
The lenders have the right to receive a milestone payment of $2.25 million upon the first to occur of the following milestone events: (1) a firmly underwritten initial public offering of common stock; (2) our merger with or into another entity where our stockholders do not hold at least a majority of the voting power of the surviving entity; (3) the sale of all or substantially all of our assets; and (4) our liquidation or dissolution. The milestone payment is payable in cash, except that if the milestone event is an initial public offering, we may elect to pay 75% of the milestone in shares of common stock at the per share offering price to the public. The lenders also have the right to receive warrants to purchase 149,026 shares of common stock with an exercise price of $5.00 upon the closing of a financing, as defined. We are evaluating the potential restructuring or prepayment of this Senior Loan. No amounts have been recorded in relation to the milestone as of March 31, 2007.
The lenders also have a right to receive warrants upon the closing of our next equity financing with financial investors.
C. Convertible Notes
In 2006, the Company entered into a co-development collaboration with a pharmaceutical company. The Company issued a $5 million convertible promissory note to the collaborator at the inception of the program, which was followed by the issuance of an additional convertible promissory note of $5 million in January 2007 upon the achievement of certain milestones.
Also in 2006, the Company completed a bridge financing of $2.5 million in the form of convertible promissory notes. The notes were issued primarily to existing stockholders of the Company. The notes bear interest at 10%, have a 3-year term, and are secured by all the assets of the Company (subordinated to the Company’s secured long-term debt). The notes, if not converted, are repayable with accrued interest at maturity, plus a repayment fee of 200% of the outstanding principal. The Company computed a premium on the debt in the amount of $5,250,000 due upon redemption, which is being accreted over the term of the notes using the effective interest method. The bridge investors also receive warrants to purchase common stock, which are exercisable only upon a restructuring of the Company’s capital stock in connection with a financing. The exercise price is $0.01 and the number of shares issuable is based on a formula tied to the pre-money value of the Company.
D. Subsequent Events

In May 2007, the Company sold certain non-core assets to a pharmaceutical company related to an early-stage research program. Aggregate proceeds were $2 million, of which $1.5 million was received on closing with the remainder due within 30 days as the assets are transferred. Athersys will recognize a gain on the sale of these assets in the amount of $2.0 million in connection with this sale.
In April 2007, a warrant holder exercised his warrant for 89,700 shares of common stock for a nominal exercise price.
In June 2007, the Company effected a merger into a wholly-owned subsidiary of a public company (the “Merger”). The public company, BTHC VI, Inc. (“BTHC VI”), was a shell corporation with no assets, liabilities or operations. Upon the closing of the merger, the officers and directors of Athersys assumed control over the operations of BTHC VI, and Athersys’ operations became the sole operations of BTHC VI on a consolidated basis. All shares of Athersys capital stock were exchanged for shares of BTHC VI with an exchange ratio of 0.0358493.
Immediately prior to the consummation of the Merger, all the convertible preferred stock of Athersys was converted into 2,209,341 shares of common stock, the warrants that were issued to the former holders of Class C Convertible Preferred Stock were terminated, and the accrued dividend payable to the former holders of Class C Convertible Preferred Stock was eliminated. The Company also retired the shares of stock held in treasury.
The Company also terminated the stock option awards to its officers, employees, directors and consultants effective upon the closing of the merger. Only a nominal number of option awards held by former employees and consultants were assumed by BTHC VI. BTHC VI adopted an incentive plan prior to closing the Merger which made available 3,035,000 shares of common stock to employees, directors and consultants. Upon closing the Merger, another similar incentive plan was adopted which made available 1,465,000 shares of common stock. Upon closing the Merger, options for 3,625,000 shares of stock were issued under these plans to employees, directors and consultants at $5.00 per share.
Immediately after the Merger, BTHC VI completed an offering of 13,000,000 shares of common stock for aggregate gross proceeds of $65,000,000 (“The Offering”). The Offering included the issuance of warrants to purchase 3,250,000 shares of common stock to the investors with an exercise price of $6.00 and a five-year term. BTHC VI also issued warrants to purchase 500,000 shares of common stock to the lead investor and warrants to purchase 1,093,525 shares of common stock to the placement agents, both with an exercise price of $6.00 and a five-year term. The placement agents received fees of 8.5% of the gross proceeds, less proceeds from existing investors in the Company. In consideration for certain advisory services, the Company paid an affiliate and largest stockholder of BTHC VI a one-time fee of $350,000 in cash upon consummation of the merger.
The $10,000,000 of convertible notes issued to the pharmaceutical company were converted (see Note C) along with accrued interest upon the closing of the Offering into 1,885,890 shares of common stock at a conversion price of $5.50 per share, which was 110% of the price per share in the Offering in accordance with the note.
The notes issued to the bridge investors were converted along with accrued interest upon the closing of the Offering into 531,781 shares of common stock, at a conversion price of $5.00 per share, which was the price per share in the Offering. The bridge investors also exercised their $0.01 warrants upon the closing of the Offering for 999,977 shares of common stock at an exercise price of $10,000. Upon the conversion of the bridge notes, the bridge investors also received warrants to purchase 132,945 shares of common stock at $6.00 per share with a five-year term, which was consistent with the warrants issued to new investors in the Offering.
Upon the closing of the Offering, the warrants which were to be issued to the Company’s lenders were awarded to purchase 149,026 shares of common stock with an exercise price of $5.00 per share, with a seven-year term.
Upon the closing of the Offering, the Company achieved a milestone related to its stem cell technology and will issue 1,379 shares of common stock and pay $500,000 cash to the former holders of the technology. The Company may be required to pay cash of $1 million upon the achievement of one additional milestone related to the technology.
The Company is required to file a “resale” registration statement with the SEC covering all shares of common stock issued in the Offering, including shares of Common Stock into which any warrants issued in the Offering are exercisable (as well as the 531,781 shares of common stock issued to the bridge investors and their 132,945 shares underlying warrants), no later than 45 days after the closing date. Subject to certain exceptions, if the “resale” registration statement is not timely filed or declared effective by the SEC or ceases to remain effective, a 1% cash penalty will be assessed for each 30-day period until the registration statement is either filed, declared effective or becomes effective again, as applicable, capped at 10%.
Athersys has net operating loss and research and development credit carryforwards that result in deferred tax assets that have been fully offset by a valuation allowance. Athersys’ use of its current net operating loss and research and development credit carryforwards may be substantially limited as a result of the change in ownership related to the Merger and Offering.